UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street
Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2012, ChinaCast Education Corporation (the "Company") received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that due to the fact that Mr. Justin Tang, a former member of the Company’s Audit Committee, was not re-elected to the Company’s Board of Directors (the “Board”) at the Company’s 2011 Annual Meeting of Stockholders that was held on January 10, 2012 (the “2011 Annual Meeting”), the Company no longer complied with Nasdaq’s audit committee requirements as set forth.in Nasdaq Listing Rule 5605 (the “Rule”). Nasdaq Listing Rule 5605 requires that the Company have a three member audit committee composed entirely of independent directors. The letter from Nasdaq further stated that Nasdaq would provide the Company a cure period in order to regain compliance with the Rule, which period would run until the earlier of either (i) the date of the Company’s next annual meeting of stockholders or (ii) January 9, 2013; provided, however, if the Company’s next annual meeting of stockholders is held before July 9, 2012, then the Company will be required to evidence compliance with the Rule by no later than July 9, 2012.

At a meeting of the Company’s Board held on January 29, 2012 (the “Meeting”), the Board acted to remove Mr. Stephen Markscheid as a member of the Audit Committee and approved the appointment of Messrs. Ned Sherwood and Douglas Woodrum, independent directors of the Company, to serve as members of the Audit Committee to fill the vacancies existing due to the removal of Mr. Markscheid from the Committee and the fact that Mr. Tang was not re-elected to the Board at the 2011 Annual Meeting. The Company’s Audit Committee now consists of Messrs. Daniel Tseung, Douglas Woodrum and Ned Sherwood. With the appointment of Messrs. Sherwood and Woodrum to the Audit Committee, the Audit Committee once again consists of three independent directors, as required by Nasdaq Listing Rule 5605. The Board has determined that Mr. Sherwood possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities Exchange Act of 1934, as amended. The Company has notified The Nasdaq Stock Market of the Board’s actions and has further notified The Nasdaq Stock Market that it is now in compliance with Nasdaq Listing Rule 5605.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the Meeting, in addition to the actions taken by the Board with respect to the membership of the Audit Committee as described above, the Board appointed Messrs. Daniel Tseung and Ned Sherwood to serve on the Nominating and Corporate Governance Committee of the Board to fill the vacancies existing due to the fact that Mr. Justin Tang and Ms. Hope Ni were not re-elected to the Board at the 2011 Annual Meeting. The Nominating and Corporate Governance Committee now consists of Messrs. Stephen Markscheid, Ned Sherwood and Daniel Tseung. At the Meeting, the Board also removed Mr. Stephen Markscheid as a member of the Compensation Committee and appointed Messrs. Derek Feng and Douglas Woodrum to serve on the Compensation Committee of the Board to fill the vacancies existing due to the removal of Mr. Markscheid from the Committee and the fact that Ms. Ni was not re-elected to the Board at the 2011 Annual Meeting. The Compensation Committee now consists of Messrs. Ned Sherwood, Derek Feng and Douglas Woodrum. At the Meeting, the Board also approved the appointment of Messrs. Douglas Woodrum and Derek Feng to serve on the Special Committee of the Board to fill the vacancies existing due to the fact that Mr. Justin Tang and Ms. Hope Ni were not re-elected to the Board at the 2011 Annual Meeting. The Special Committee of the Board now consists of Messrs. Daniel Tseung, Derek Feng, Douglas Woodrum and Stephen Markscheid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2012	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer